Exhibit 21

                            Foamex International Inc.
                           SUBSIDIARIES OF REGISTRANT
                                December 31, 1999


                                               State or Other Jurisdiction
Subsidiaries                                           of Incorporation
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Espumas Foamex Espana, S.L.                               Spain
FMXI, Inc.                                                Delaware
Foamex Asia, Inc.                                         New York
Foamex Aviation, Inc.                                     Delaware
Foamex Canada Inc.                                        Canada
Foamex Capital Corporation                                Delaware
Foamex Carpet Cushion, Inc.                               Delaware
Foamex Corporation                                        Delaware
Foamex Delaware, Inc.                                     Delaware
Foamex de Acuna, S.A. de C.V.                             Mexico
Foamex de Mexico, S.A. de C.V.                            Mexico
Foamex de Cuautitlan, S.A. de C.V.                        Mexico
Foamex de Juarez, S.A. de C.V.                            Mexico
Foamex Latin America, Inc.                                Delaware
Foamex L.P.                                               Delaware
Foamex Mexico, Inc.                                       Delaware
Foamex Mexico II, Inc.                                    Delaware
Foamex-JPS Capital Corporation                            Delaware
Grupo Foamex de Mexico, S.A. de C.V.                      Mexico
JPSGP Inc.                                                Delaware
Servicios Administrativos Foamex, S.A. de C.V.            Mexico